UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 23, 2002
                Date of report (Date of Earliest Event Reported)

                           Newmont Mining Corporation
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     001-31240                84-1611629
(State of Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)               File Number)         Identification No.)

                               1700 Lincoln Street
                             Denver, Colorado 80203
                    (Address of Principal Executive Offices)

                                  303-863-7414
              (Registrant's Telephone Number, Including Area Code)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") as the Company's independent auditors effective May 23, 2002.

Andersen served as the Company's independent auditor for the fiscal years ended December 31, 2001 and December 31, 2000. Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and December 31, 2000 (the "Reports") did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through May 23, 2002, there were no disagreements with Andersen within the meaning of Instruction 4 of
Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused Andersen to make reference to the subject matter of the disagreements in connection with its Report. During the term of Andersen's engagement, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

A letter from Andersen addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this Amendment No. 1 to Current Report on Form 8-K. Such letter states that Andersen agrees with the statements made by the Company in this Item 4.

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for fiscal year 2002. PricewaterhouseCoopers LLP's engagement commenced effective May 23, 2002. During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through May 23, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in
Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     16.1 Letter from Andersen to the Securities and Exchange Commission dated June 4, 2002 pursuant to Item 304(a)(3) of Regulation S-K.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2002

                                  By: /s/ David W. Peat
                                     --------------------------
                                     Name:  David W. Peat
                                     Title: Vice President and Global Controller